Contact: Robert E. Rout

Executive Vice President,

Chief Financial Officer

and Secretary

724-465-1487

TO BE RELEASED:

Monday, July 19, 2004

at 4:00 p.m.

S&T Bancorp, Inc. Announces Increased Earnings

Indiana, Pennsylvania, S&T Bancorp, Inc. - (NASDAQ:STBA) today announced net income of $13.6 million or $0.51 diluted earnings per share for the second quarter of 2004, compared to $12.8 million net income and $0.48 diluted earnings per share for the second quarter ended June 30, 2003, a 6 percent increase in both net income and earnings per share.

For the six months ended June 30, 2004, net income totaled $26.5 million and diluted earnings per share were $0.99 as compared to $25.3 million of net income and $0.95 diluted earnings per share for the six months ended June 30, 2003, representing a 5 percent and 4 percent increase, respectively.

Annualized return on average equity for the six months ended June 30, 2004 was 15.87 percent, as compared to 16.29 percent in the year ago period and 16.23 percent for the full year 2003. Year-to-date annualized return on average assets through June 30, 2004, was 1.81 percent compared with 1.80 percent in the first half of 2003 and 1.81 percent for the full year 2003.

James C. Miller, president and chief executive officer, commented, "I am especially pleased with the progress made this quarter to stabilize the net interest margin. Pressures of the record low interest rate environment and heavy refinancing activities over the past few quarters have presented unprecedented challenges in interest rate risk management. That stabilization, outstanding commercial loan growth and noninterest income improvements were beneficial to earnings this quarter."

Net interest income on a fully taxable equivalent basis increased $0.4 million or 2 percent in the second quarter of 2004 as compared to the same period 2003. Affecting the year-to-year comparison is $0.6 million of prepayment penalties received on commercial loans in 2003 and a $0.2 million increase in delinquent loan interest for 2004.

Comparing the six month periods of 2004 and 2003, net interest income on a fully taxable equivalent basis was relatively flat at $54.6 million. Net interest income for the first six months of 2003 included $1.5 million of commercial loan prepayment penalties and dividends that did not recur this year. Delinquent loan interest was $0.2 million higher in 2004 as compared to the same period last year. Net interest margin, on a fully taxable equivalent basis for 2004, was 3.97%, 3.98% and 3.97% for the second quarter, first quarter and year to date. For the same periods 2003 the margin was 4.08%, 4.20% and 4.14%.

Earning assets have increased $101.0 million over the past 12 months primarily driven by a $255.0 million or 18 percent increase in commercial lending. Partially offsetting this growth was a $42.0 million decline in consumer and residential mortgage loans primarily as a result of actively participating in the sale of residential mortgages into the secondary markets, and a $112.0 million reduction in investment securities to partially provide funding for the record commercial loan growth. Demand deposits, a particularly favorable source of funding, increased $21.8 million or 6 percent over the same period.

Miller stated, "Our success in growing a commercial lending niche is particularly helpful in promoting our relationship banking strategy. Providing ancillary services to this customer base, such as wealth management, cash management, insurance and retail-related products, has contributed to improvements in noninterest revenues."

Noninterest revenue, excluding investment security gains, increased 10 percent or $1.3 million for the six month period ended June 30, 2004, as compared to the year ago period, due to increases in deposit service charges, insurance, wealth management and mortgage banking activities. $0.7 million of this increase related to mortgage banking activities.

Equity security gains for the first half of 2004 were $3.2 million, a $1.0 million increase from the same period of 2003. The equity securities portfolio has a market value of $69.0 million and net unrealized gains of $23.5 million as of June 30, 2004, as compared to $72.6 million and $30.5 million at December 31, 2003.

Noninterest expense increases of $1.4 million or 5 percent for the first six months of 2004, as compared to the 2003 period, reflect the personnel and infrastructure increases necessary to accommodate organizational growth related to increased business activity, particularly in the commercial lending and credit administration areas.

Asset quality measurements for 2004 remained relatively stable. Nonperforming assets totaled $14.0 million or 0.47 percent of total assets at June 30, 2004, as compared to $14.8 million or 0.56 percent at March 31, 2004, and $11.5 million or 0.40 percent at December 31, 2003. The majority of the increase in nonperforming assets relates to one credit that bears an 80 percent United States Department of Agriculture guarantee with no significant remaining exposure to S&T. Net loan charge-offs for the first six months of 2004 were $2.1 million or 0.19 percent of average loans on an annualized basis compared to $3.0 million or 0.30 percent for the first six months of 2003.

The provision for loan losses was $3.4 million in the first half of 2004 and $4.3 million in the same period last year. The allowance for loan losses at June 30, 2004 was $32.8 million or 1.46 percent of total loans as compared to $31.5 million or 1.50 percent at December 31, 2003.

In addition to loans classified as nonperforming, any other credit relationships that could develop into problem loans are also closely monitored. One such relationship at June 30, 2004, is a letter of credit for $7.2 million securing a bond financing arrangement for a hotel. The letter of credit is secured by real estate and a personal guarantee of the principal. The borrower has experienced reduced cash flows associated with the declines in hotel occupancy and is within an industry which has suffered from over-capacity and declining performance in recent years. S&T's exposure related to this relationship has been appropriately considered in determining the adequacy of its reserves.

Miller added, "Asset quality is a cardinal commitment at S&T, and we continue to be very aggressive in dealing with potential problem loans. This is especially important in dealing with potential problems in our commercial loan portfolio since these loans tend to be larger and by their nature may take longer to resolve."

S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.27 per share on June 21, 2004 which is payable on July 23, 2004 to shareholders of record as of June 30, 2004. This dividend represents an 8 percent increase over the $0.25 per share quarterly dividend declared a year ago and a 3.4 percent projected annual yield utilizing the June 30, 2004 closing market price of $31.98. The S&T Bancorp, Inc. Board of Directors also authorized a stock buyback program for 2004 of up to one million shares, or approximately 4 percent of shares outstanding. During 2004, S&T has repurchased 542,600 shares under this program at an average cost of $29.43 per share.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 49 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.0 billion, S&T Bancorp stock trades on the NASDAQ National Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.